UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2011

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting of Stockholders of the Company, held on November 2, 2011, in Milpitas, California, the stockholders elected members of the Company's Board of Directors; held an advisory vote on executive compensation; held an advisory vote on the frequency of future advisory votes on executive compensation and ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm.

The vote for nominated directors was as follows:

NOMINEE	FOR	WITHHELD
Robert H. Swanson, Jr.	185,488,308	4,179,426
Lothar Maier	187,700,642	1,967,092
Arthur C. Agnos	186,251,297	3,416,437
John J. Gordon	186,366,631	3,301,103
David S. Lee	182,297,881	7,369,853
Richard M. Moley	183,953,363	5,714,371
Thomas S. Volpe	185,183,143	4,484,591

The vote with respect to the advisory vote on executive compensation as follows:

FOR	AGAINST	ABSTAIN
170,144,077	18,622,425	901,232

The vote with respect to the advisory vote on the frequency of future advisory votes on executive compensation as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
114,343,992	1,066,682	73,284,854	972,206

The vote to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2012 was as follows:

FOR	AGAINST	ABSTAIN
203,705,140	1,663,576	193,440

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	November 8, 2011
		By:	/s/ Paul Coghlan
Paul Coghlan
Vice President, Finance and Chief Financial Officer